                                                                    EXHIBIT 99.1




            VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
TABLE OF CONTENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

                                                                         PAGE(S)


Report Of Independent Registered Public Accounting Firm ................... 1

FINANCIAL STATEMENTS

Consolidated Balance Sheets................................................ 2

Consolidated Statements of Operations...................................... 3

Consolidated Statements of Stockholders' Deficit........................... 4

Consolidated Statements of Cash Flows...................................... 5

Notes to Consolidated Financial Statements.................................6-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors,
Visual Management Systems Holding, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Visual Management Systems Holding, Inc. (a NJ corporation) and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of the Company as of and for the years ended December 31, 2006 and 2005 have been restated (see note 1).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visual Management Systems Holding, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                             /s/ Sobel & Co. LLC

Certified Public Accountants

Livingston, NJ
July 23, 2007


VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
------------------------------------------------------------------------------------------------------

ASSETS                                                                  2006             2005
                                                                (restated -note 1) (restated - note 1)
Current assets
     Cash                                                            $       963    $    10,902
     Accounts receivable                                                 383,718        238,617
     Inventory                                                           246,039        120,093
     Prepaid expenses                                                     14,257          5,456
                                                                     -----------    -----------
            Total current assets                                         644,977        375,068

Property and equipment - net                                             294,839        234,244
Equipment under capital leases - net                                      29,022         31,800
Deposits and other assets                                                 58,324          7,300
Intangible assets - net                                                    3,866          4,638
                                                                     -----------    -----------

                                                                     $ 1,031,028    $   653,050
                                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Bank overdraft                                                  $    46,697    $         -
     Accounts payable                                                    787,537        237,090
     Accrued expenses and other current liabilities                      226,510         25,090
     Deferred revenue                                                     22,086         17,645
     Sales tax payable                                                    22,531         45,632
     Current portion of long-term debt                                    76,094         47,082
     Current portion of obligations under capital leases                  18,143         11,533
                                                                     -----------    -----------
            Total current liabilities                                  1,199,598        384,072

Convertible notes payable                                                      -         50,000
Long-term debt - net of current portion                                  298,267        221,560
Obligations under capital leases - net of current portion                 12,213         19,863
Loans payable - stockholders                                              10,943         57,061

Stockholders' deficit
     Common stock, $.01 par value;  50,000,000 shares authorized,
         10,105,000 and 9,790,000 shares issued and outstanding at
         December 31, 2006 and 2005, respectively                          5,651          2,501
     Additional paid-in-capital                                        2,125,281        612,304
     Accumulated deficit                                              (2,620,925)      (694,311)
                                                                     -----------    -----------

            Total stockholders' deficit                                 (489,993)       (79,506)
                                                                     -----------    -----------

                                                                     $ 1,031,028    $   653,050
                                                                     ===========    ===========

        The Notes to Consolidated Financial Statements are an integral part of these statements.


                                                   2

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006 AND 2005
-------------------------------------------------------------------------------------------------------

                                                         2006                            2005
                                                  (restated - note 1)            (restated - note 1)

Revenues - net                               $ 4,495,778          100.0%    $ 2,389,860          100.0%

Cost of revenues                               2,409,465           53.6       1,204,379           50.4
                                             -----------    -----------     -----------    -----------

Gross margin                                   2,086,313           46.4       1,185,481           49.6

Operating expenses (including stock-based
     compensation of $876,137 and $230,914
     for 2006 and 2005, resepectively)         3,689,171           82.1       1,576,366           66.0
                                             -----------    -----------     -----------    -----------

Loss from operations                          (1,602,858)         (35.7)       (390,885)         (16.4)

Other (income) expenses
     Debt conversion expense                     264,990            5.9          58,890            2.5
     Interest income                                (201)             -            (207)             -
     Interest expense                             60,075            1.3          30,447            1.3
     Miscellaneous (income) expense               (1,108)             -          (2,669)          (0.1)
                                             -----------    -----------     -----------    -----------
                                                 323,756            7.2          86,461            3.7
                                             -----------    -----------     -----------    -----------

Net loss                                     $(1,926,614)         (42.9)%   $  (477,346)         (20.1)%
                                             ===========    ===========     ===========    ===========

        The Notes to Consolidated Financial Statements are an integral part of these statements.

                                                   3

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2006 AND 2005
-------------------------------------------------------------------------------------------------------------------------

                                                                                                                TOTAL
                                                         COMMON STOCK           PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                                  SHARES          AMOUNT        CAPITAL        DEFICIT         DEFICIT
                                                -----------    -----------    -----------    -----------     -----------

JANUARY 1, 2005                                   9,540,000    $         1    $         -    $  (216,965)    $  (216,964)
Net loss                                                  -              -              -       (477,346)       (477,346)
Conversion of convertible debt to common stock      240,000          2,400        356,490              -         358,890
Stock option grants                                       -              -        154,642              -         154,642
Stock warrant issuances                                   -              -         76,272              -          76,272
Issuance of stock for cash                           10,000            100         24,900              -          25,000
                                                -----------    -----------    -----------    -----------     -----------
DECEMBER 31, 2005                                 9,790,000          2,501        612,304       (694,311)        (79,506)

Net loss                                                  -              -              -     (1,926,614)     (1,926,614)
Stock option grants                                       -              -        469,337              -         469,337
Stock warrant issuances                                   -              -        406,800              -         406,800
Conversion of convertible debt to common stock      315,000          3,150        636,840              -         639,990
                                                -----------    -----------    -----------    -----------     -----------
DECEMBER 31, 2006                                10,105,000    $     5,651    $ 2,125,281    $(2,620,925)    $  (489,993)
                                                ===========    ===========    ===========    ===========     ===========

                 The Notes to Consolidated Financial Statements are an integral part of these statements.

                                                             4

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005
----------------------------------------------------------------------------------------------------------------------

                                                                                        2006              2005
                                                                               (restated - note 1) (restated - note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                      $(1,926,614)       $  (477,346)
     Adjustments to reconcile net loss to net cash used by operating activities
         Depreciation and amortization                                                  78,177             53,898
         Stock-based compensation                                                      876,137            230,914
         Debt conversion expense                                                       264,990             58,890
         Change in deferred revenue                                                      4,441             17,645
         Bank overdraft                                                                 46,697                  -
         (Increase) decrease in operating assets
            Accounts receivable                                                       (145,101)          (237,089)
            Inventory                                                                 (125,946)           (58,601)
            Prepaid expenses and other assets                                           (8,801)            (5,456)
            Other assets                                                               (27,640)                 -
         Increase (decrease) in operating liabilities
            Accounts payable                                                           550,447            117,346
            Accrued expenses and other current liabilities                             201,420             25,090
            Sales tax payable                                                          (23,101)            45,632
                                                                                   -----------        -----------
                Net cash used by operating activities                                 (234,894)          (229,077)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                               (22,374)           (66,822)
     Payment of security deposit                                                       (23,384)            (5,621)
                                                                                   -----------        -----------
                Net cash used by investing activities                                  (45,758)           (72,443)

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of capital leases                                                        (9,040)            (7,664)
     Proceeds from convertible notes payable                                           325,000             50,000
     Proceeds from long-term debt, net of deferred financing
         costs of $5,338 in 2005                                                        50,000            194,662
     Principal repayments of long-term debt                                            (49,129)           (38,157)
     Proceeds from loans payable - stockholders                                              -             49,521
     Repayment of loans payable - stockholders                                         (46,118)                 -
     Proceeds from sale of common stock                                                      -             25,000
                                                                                   -----------        -----------
                Net cash provided by financing activities                              270,713            273,362
                                                                                   -----------        -----------

Decrease in cash                                                                        (9,939)           (28,158)

CASH
     Beginning of year                                                                  10,902             39,060
                                                                                   -----------        -----------
     End of year                                                                   $       963        $    10,902
                                                                                   ===========        ===========

                The Notes to Consolidated Financial Statements are an integral part of these statements.

                                                           5

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies followed by Visual Management Systems Holding, Inc. ("VMS Holdings") and its wholly-owned subsidiaries, Visual Management Systems, LLC ("VMS, LLC") and Visual Management Systems PDG, LLC ("PDG"), collectively the "Company," in the preparation of the accompanying consolidated financial statements are summarized below:

         NATURE OF BUSINESS OPERATIONS
         The Company delivers protective technology solutions and remote management loss prevention surveillance systems and provides on-site consultations regarding its products. The Company also sells, installs, upgrades and services Digital Video Recording Systems. The Company is New Jersey-based, began operations in June 2003 and services customers throughout the United States.

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of Visual Management Systems Holding, Inc. and its wholly owned subsidiaries, Visual Management Systems, LLC and Visual Management Systems PDG, LLC collectively the "Company." All inter-company transactions and balances have been eliminated in consolidation.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         STOCK-BASED COMPENSATION
         Effective January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123R, SHARE-BASED PAYMENTS ("SFAS 123R"). Under this method, the Company recognizes stock-based compensation over the vesting period of each grant. Stock-based compensation is measured based on the fair values of all stock awards on the dates of grant. The Company has elected to use the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair value of stock-based awards under SFAS 123R.

         SFAS 123R requires compensation expense to be recognized based on awards ultimately expected to vest. As a result, forfeitures need to be estimated on the date of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. On January 1, 2005, the Company began to estimate forfeitures based on management's best estimate of forfeitures to occur.

         In addition, the company accounts for stock awards issued to non-employees in accordance with the provisions of SFAS 123R, under which the BSM method is used to measure the value of options granted to non-employees at each vesting date to determine the appropriate charge to stock-based compensation.

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash balances and trade receivables. The Company invests its excess cash in highly liquid investments. The Company's customer base is principally comprised of financial institutions. The Company does not require collateral from its customers.

         RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
         The Company has restated previously issued financial statements in order to account for both stock options and stock warrants not previously reported and for other adjustments resulting from changes in circumstance subsequent to the previous reporting date. The following financial statement line items for fiscal years 2006 and 2005 were affected by the change in accounting principle.


VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
-------------------------------------------------------------------------------------------------------------
                                                                   Consolidated Balance Sheet, 12/31/06
                                                              AS PREVIOUSLY                      EFFECT OF
                                                                REPORTED       AS RESTATED      RESTATEMENT
                                                              -----------      -----------      -----------
Current assets
    Cash                                                      $       963      $       963      $         -
    Accounts receivable                                            383718           383718                -
    Inventory                                                     284,248          246,039          (38,209)
    Prepaid expenses                                               14,257           14,257                -
                                                              -----------      -----------      -----------
      Total current assets                                        683,186          644,977          (38,209)

Property and expenses - net                                       294,839          294,839                -
Equipment under capital leases - net                               29,022           29,022                -
Deposits and other assets                                          30,684           58,324           27,640
Intangible assets - net                                            31,506            3,866          (27,640)
                                                              -----------      -----------      -----------
                                                              $ 1,069,237      $ 1,031,028      $   (38,209)
                                                              ===========      ===========      ===========

Current liabilities
    Bank overdraft                                            $    46,697      $    46,697      $         -
    Accounts payable                                              787,537          787,537                -
    Accrued expenses and other current liabilities                186,510          226,510           40,000
    Deferred revenue                                               22,086           22,086                -
    Sales tax payable                                              29,191           22,531           (6,660)
    Current portion of long-term debt                              76,094           76,094                -
    Current portion of obligations under capital leases            18,143           18,143                -
                                                              -----------      -----------      -----------
      Total current liabilities                                 1,166,258        1,199,598           33,340

Long-term debt - net of current portion                           298,267          298,267                -
Obligations under capital leases - net of current portion          12,213           12,213                -
Loans payable - stockholders                                       10,943           10,943                -

Stockholders' deficit
    Common stock                                                    6,251            5,651             (600)
    Additional paid-in-capital                                  1,017,630        2,125,281        1,107,651
    Accumulated deficit                                        (1,442,325)      (2,620,925)      (1,178,600)
                                                              -----------      -----------      -----------
      Total stockholders' deficit                                (418,444)        (489,993)         (71,549)
                                                              -----------      -----------      -----------
                                                              $ 1,069,237      $ 1,031,028      $   (38,209)
                                                              ===========      ===========      ===========



VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
----------------------------------------------------------------------------------------------------------------------

                                                CONSOLIDATED BALANCE SHEET, 12/31/05

                                                                  AS PREVIOUSLY                          EFFECT OF
                                                                    REPORTED          AS RESTATED       RESTATEMENT
                                                                ------------------  ----------------  ----------------
Current assets
    Cash                                                           $  10,902           $  10,902           $       -
    Accounts receivable                                               238617              238617                   -
    Inventory                                                        120,093             120,093                   -
    Prepaid expenses                                                   5,456               5,456                   -
                                                                   ---------           ---------           ---------
      Total current assets                                           375,068             375,068                   -

Property and expenses - net                                          234,244             234,244                   -
Equipment under capital leases - net                                  31,800              31,800                   -
Deposits and other assets                                              7,300               7,300                   -
Intangible assets - net                                                4,638               4,638                   -
                                                                   ---------           ---------           ---------
                                                                   $ 653,050           $ 653,050           $       -
                                                                   =========           =========           =========

Current liabilities
    Accounts payable                                               $ 237,090           $ 237,090           $       -
    Accrued expenses and other current liabilities                    25,090              25,090                   -
    Deferred revenue                                                  17,645              17,645                   -
    Sales tax payable                                                 45,632              45,632                   -
    Current portion of long-term debt                                 47,082              47,082                   -
    Current portion of obligations under capital leases               11,533              11,533                   -
                                                                   ---------           ---------           ---------
      Total current liabilities                                      384,072             384,072                   -

Convertible notes payable                                             50,000              50,000                   -
Long-term debt - net of current portion                              221,560             221,560                   -
Obligations under capital leases - net of current portion             19,863              19,863                   -
Loans payable - stockholders                                          57,061              57,061                   -

Stockholders' deficit
    Common stock                                                       2,501               2,501                   -
    Additional paid-in-capital                                       381,390             612,304             230,914
    Accumulated deficit                                             (463,397)           (694,311)           (230,914)
                                                                   ---------           ---------           ---------
      Total stockholders' deficit                                    (79,506)            (79,506)                  -
                                                                   ---------           ---------           ---------
                                                                   $ 653,050           $ 653,050           $       -
                                                                   =========           =========           =========

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF OPERATIONS, 2006


                                AS PREVIOUSLY                      EFFECT OF
                                  REPORTED       AS RESTATED      RESTATEMENT
                                -----------      -----------      -----------

Revenues - net                  $ 4,529,118      $ 4,495,778      $   (33,340)

Cost of revenues                  2,371,256        2,409,465           38,209
                                -----------      -----------      -----------

Gross margin                      2,157,862        2,086,313          (71,549)

Operating expenses                2,813,034        3,689,171          876,137
                                -----------      -----------      -----------

Loss from operations               (655,172)      (1,602,858)        (947,686)

Other (income) expenses
    Debt conversion expense         264,990          264,990                -
    Interest income                    (201)            (201)               -
    Interest expense                 60,075           60,075                -
    Miscellaneous income             (1,108)          (1,108)               -
                                -----------      -----------      -----------
                                    323,756          323,756                -
                                -----------      -----------      -----------

Net loss                        $  (978,928)     $(1,926,614)     $  (947,686)
                                ===========      ===========      ===========


CONSOLIDATED STATEMENT OF OPERATIONS, 2005


                                AS PREVIOUSLY                      EFFECT OF
                                  REPORTED       AS RESTATED      RESTATEMENT
                                -----------      -----------      -----------

Revenues - net                  $ 2,389,860      $ 2,389,860      $         -

Cost of revenues                  1,204,379        1,204,379                -
                                -----------      -----------      -----------

Gross margin                      1,185,481        1,185,481                -

Operating expenses                1,345,452        1,576,366          230,914
                                -----------      -----------      -----------

Loss from operations               (159,971)        (390,885)        (230,914)

Other (income) expenses
    Debt conversion expense          58,890           58,890                -
    Interest income                    (207)            (207)               -
    Interest expense                 30,447           30,447                -
    Miscellaneous income             (2,669)          (2,669)               -
                                -----------      -----------      -----------
                                     86,461           86,461                -
                                -----------      -----------      -----------

Net loss                        $  (246,432)     $  (477,346)     $  (230,914)
                                ===========      ===========      ===========


VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
------------------------------------------------------------------------------------------------------------------

                                          CONSOLIDATED STATEMENT OF CASH FLOWS, 2006

                                                              AS PREVIOUSLY                            EFFECT OF
                                                                REPORTED          AS RESTATED         RESTATEMENT
                                                              -----------         -----------         -----------
Cash flows from operating activities
    Net loss                                                  $  (978,928)        $(1,926,614)        $  (947,686)
    Adjustments to reconcile net loss to net
     cash used by operating activities
      Depreciation and amortization                                78,177              78,177                   -
      Stock-based compensation                                          -             876,137             876,137
      Debt conversion expense                                     264,990             264,990                   -
      Change in deferred revenue                                    4,441               4,441                   -
      Bank overdraft                                               46,697              46,697                   -
      (Increase) decrease in operating assets
        Accounts receivable                                      (145,101)           (145,101)                  -
        Inventory                                                (164,155)           (125,946)             38,209
        Prepaid expenses and other assets                          (8,801)             (8,801)                  -
        Other assets                                                    -             (27,640)            (27,640)
      Increase (decrease) in operating liabilities
        Accounts payable                                          550,447             550,447                   -
        Accrued expenses and other current liabilities            161,420             201,420              40,000
        Sales tax payable                                         (16,441)            (23,101)             (6,660)
                                                              -----------         -----------         -----------
           Net cash used by operating activities                 (207,254)           (234,894)            (27,640)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                           (22,374)            (22,374)                  -
    Cash paid for branding asset                                  (27,640)                  -              27,640
    Payment of security deposit                                   (23,384)            (23,384)                  -
                                                              -----------         -----------         -----------
           Net cash used by investing activities                  (73,398)            (45,758)             27,640

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayment of capital leases                                    (9,040)             (9,040)                  -
    Proceeds from convertible notes payable                       325,000             325,000                   -
    Proceeds from long-term debt                                   50,000              50,000                   -
    Principal repayments of long-term debt                        (49,129)            (49,129)                  -
    Repayment of loans payable - stockholders                     (46,118)            (46,118)                  -
                                                              -----------         -----------         -----------
           Net cash provided by financing activities              270,713             270,713                   -
                                                              -----------         -----------         -----------

Decrease in cash                                                   (9,939)             (9,939)                  -

CASH
    Beginning of year                                              10,902              10,902
                                                              -----------         -----------
    End of year                                               $       963         $       963
                                                              ===========         ===========


VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS, 2005
                                                              AS PREVIOUSLY                            EFFECT OF
                                                                REPORTED          AS RESTATED         RESTATEMENT
                                                              -----------         -----------         -----------
Cash flows from operating activities
    Net loss                                                    $(246,432)          $(477,346)          $(230,914)
    Adjustments to reconcile net loss to net cash
       used by operating activities
      Depreciation and amortization                                53,898              53,898                   -
      Stock-based compensation                                          -             230,914             230,914
      Debt conversion expense                                      58,890              58,890                   -
      Change in deferred revenue                                   17,645              17,645                   -
      (Increase) decrease in operating assets
        Accounts receivable                                      (237,089)           (237,089)                  -
        Inventory                                                 (58,601)            (58,601)                  -
        Prepaid expenses and other assets                          (5,456)             (5,456)                  -
      Increase (decrease) in operating liabilities                                                              -
        Accounts payable                                          117,346             117,346                   -
        Accrued expenses and other current liabilities             25,090              25,090                   -
        Sales tax payable                                          45,632              45,632                   -
                                                              -----------         -----------         -----------
           Net cash used by operating activities                 (229,077)           (229,077)                  -

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                           (66,822)            (66,822)                  -
    Payment of security deposit                                    (5,621)             (5,621)                  -
                                                              -----------         -----------         -----------
           Net cash used by investing activities                  (72,443)            (72,443)                  -

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayment of capital leases                                    (7,664)             (7,664)                  -
    Proceeds from convertible notes payable                        50,000              50,000                   -
    Proceeds from long-term debt                                  194,662             194,662                   -
    Principal repayments of long-term debt                        (38,157)            (38,157)                  -
    Proceeds from loans payable - stockholders                     49,521              49,521                   -
    Proceeds from sale of common stock                             25,000              25,000                   -
                                                              -----------         -----------         -----------
           Net cash provided by financing activities              273,362             273,362                   -
                                                              -----------         -----------         -----------

Decrease in cash                                                  (28,158)            (28,158)                  -

CASH
    Beginning of year                                              39,060              39,060
                                                              -----------         -----------
    End of year                                               $    10,902         $    10,902
                                                              ===========         ===========

         ACCOUNTS RECEIVABLE AND CREDIT POLICY
         Accounts receivable are uncollateralized customer obligations due under normal trade terms, ordinarily requiring payment within 30 days from the invoice date. Interest is not charged on unpaid receivables with invoice dates over 30 days old.

         Accounts receivable are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------


         Management believes all accounts receivable to be fully collectible and, therefore, the Company has not recorded an allowance as of both December 31, 2006 and 2005.

         INVENTORY
         Inventory is comprised predominantly of finished goods, which consists of digital video recorders, security cameras and related installation materials, is stated at the lower of cost or market value. Cost is computed on the first-in, first-out method.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation charges with respect to property and equipment have been made by the Company using accelerated methods based on the following estimated useful lives:

                                                              ESTIMATED
                      CLASSIFICATION                        LIFE (YEARS)

                Computer hardware and software                   5-7
                Furniture and fixtures                            7
                Machinery and equipment                          5-7
                Vehicles                                          5

         Expenditures for repairs and maintenance are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

         REVENUE RECOGNITION
         The Company generates revenues from the sale and installation of remote management loss prevention systems. Revenue is recognized at the time of the installation, net of anticipated credits, returns and allowances. Amounts billed in advance of the period in which service is rendered, generally support, are recorded as a liability under "Deferred revenue."

         ADVERTISING
         Advertising costs are expensed as incurred and approximated $46,000 and $18,000 for the years ended December 31, 2006 and 2005, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying amount reported in the balance sheet for cash, accounts receivable, accrued expenses and other current liabilities approximates fair value because of the immediate short-term maturity of these financial instruments. The carrying amount of long-term debt approximates fair value based on terms currently available to the Company.

         INCOME TAXES
         The Company files a consolidated tax return. Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting bases of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company's income tax return for the year reported.

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

2.       PROPERTY AND EQUIPMENT

         The major classifications of property and equipment at December 31 are as follows:

                                                   2006               2005

          Computer hardware and software        $  75,727         $  74,108
          Furniture and fixtures                   25,622            24,622
          Machinery and equipment                  50,378            31,745
          Vehicles                                271,411           165,441
                                                ---------         ---------
               Total cost                         423,138           295,916
          Accumulated depreciation               (128,299)          (61,672)
                                                ---------         ---------
          Property and equipment - net          $ 294,839         $ 234,244
                                                =========         =========

         Depreciation included as a charge to operations amounted to $66,627 and $46,750 for the years ended December 31, 2006 and 2005, respectively.

3.       EQUIPMENT UNDER CAPITAL LEASES

         Equipment under capital leases at December 31 are as follows:

                                                        2006              2005

          Computer hardware and software              $ 17,587         $  9,587
          Machinery and equipment                       28,661           28,661
                                                      --------         --------
               Total cost                               46,248           38,248
          Accumulated amortization                     (17,226)          (6,448)
                                                      --------         --------
          Equipment under capital leases - net        $ 29,022         $ 31,800
                                                      ========         ========


         Amortization included as a charge to operations amounted to $10,778 and $6,448 for the years ended December 31, 2006 and 2005, respectively.

4.       INTANGIBLE ASSETS

         Intangible assets at December 31, are as follows:

                                                         Gross
                                       Amortization     Carrying    Accumulated
                                         Period          Amount     Amortization      Net
                                         ------          ------     ------------      ---
          2006

          Deferred financing costs        7 Years        $5,338        $1,472        $3,866
                                                         ======        ======        ======

          2005

          Deferred financing costs        7 Years        $5,338        $  700        $4,638
                                                         ======        ======        ======

         Amortization expense amounted to $772 and $700 for the years ended December 31, 2006 and 2005, respectively.

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------



         Estimated future amortization expense within the next five years ending December 31 and thereafter are as follows:

                2007              $  768
                2008                 768
                2009                 768
                2010                 768
                2011                 768
                Thereafter            26
                                  ------
                                  $3,866
                                  ======

5.       CONVERTIBLE DEBT

         In September 2005, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In March 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In March 2006, the Company issued $25,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In September 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In March 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In March, 2006, the Company issued $150,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock and warrants to purchase the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

         In accordance with FAS-84, INDUCED CONVERSIONS OF CONVERTIBLE DEBT, the conversion of notes to common stock during the years ended December 31, 2006 and 2005 resulted in $264,990 and $58,890, respectively, of debt conversion expense.

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------


6.       STOCK PURCHASE WARRANTS

         During the years ended December 31, 2006 and 2005, the management approved the issuance of warrants to purchase an aggregate of 540,000 shares of the Company's common stock. Such warrants are exercisable at $1.25 per share, vest over a period of 36 months and expire at various times through October 2009.

         The issuance of stock purchase warrants was accounted for under SFAS 123R using the BSM model (with the same assumptions as those used for the options, see note 11), which resulted in the recording of $406,800 and $76,272 in compensation cost during the years ended December 31, 2006 and 2005, respectively.

         A summary of warrant activity for 2006 and 2005 is as follows:

                                                          WEIGHTED-                          WEIGHTED-
                                                           AVERAGE                            AVERAGE
                                        NUMBER OF         EXERCISE         WARRANTS          EXERCISE
                                        WARRANTS            PRICE         EXERCISABLE          PRICE
                                        --------            -----         -----------          -----
Outstanding, January 1, 2005                 --            $   --               --            $    --
     Granted                            240,000              1.25
     Exercised                               --                --
                                        -------
Outstanding, December 31, 2005          240,000              1.25           240,000              1.25
     Granted                            300,000              1.25
     Exercised                               --                --
                                        -------
Outstanding, December 31, 2006          540,000              1.25           540,000              1.25
                                        =======

         At December 31, 2006, warrants had a weighted-average exercise price of $1.25 and a weighted-average remaining contractual life of 2.3 years.

         Subsequent to December 31, 2006, all outstanding warrants were converted into shares of the Company's common stock. The conversion was induced by management through a 2-for-1 share offering.

7.       LONG-TERM DEBT

         Long-term debt at December 31 is as follows:

                                                                                             2006               2005
          Term loans payable, collateralized by vehicles, due in monthly installments ranging from $404 - $612, including interest at fixed rates ranging from 3.90% - 8.69% and maturing through November 2012.
                                                                                           $207,700          $133,721

          Term loan payable - due in monthly installments of $794 including interest at a fixed rate of 8.61% and maturing October 2013. The loan is secured by substantially all assets of the Company and the
          personal guarantee of the majority stockholder.                                    50,000              --

          Small Business Administration term loan due in monthly installments of
          $2,282 including interest at a fixed rate of 7.23% and maturing January
          2012. The loan is collateralized by substantially all
          assets of the Company.                                                            116,661           134,921
                                                                                           --------          --------
                                                                                            374,361           268,642
          Less:  current portion                                                             76,094            47,082
                                                                                           --------          --------
          Long-term debt - net of current portion                                          $298,267          $221,560
                                                                                           ========          ========

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------


         Aggregate maturities of long-term debt of the Company due within the next five years ending December 31 and thereafter, are as follows:

                2007                $ 76,094
                2008                  77,809
                2009                  80,060
                2010                  59,586
                2011                  49,892
                Thereafter            30,920
                                    --------
                                    $374,361
                                    ========

8.       OBLIGATIONS UNDER CAPITAL LEASES

         Obligations under capital leases at December 31, are as follows:

                                                                                           2006             2005
          Equipment leases - monthly payments ranging from $83 - $282, including
          interest between 15.33% - 19.03% and maturing through June 2010.                $30,356          $31,396

          Less:  current portion                                                           18,143           11,533
                                                                                          -------          -------

          Obligations under capital leases - net of current portion                       $12,213          $19,863
                                                                                          =======          =======


         Aggregate maturities of obligations under capital leases of the Company due within the next five years ending December 31, are as follows:

          2007                                             $21,942
          2008                                              12,023
          2009                                               1,272
          2010                                                 495
          2011                                                  --
                                                           -------
          Total future minimum lease payments               35,732
          Less: imputed interest                             5,376
                                                           -------
          Present value of minimum lease payments          $30,356
                                                           =======

9.       COMMITMENTS AND CONTINGENCIES

         The Company conducts its operations from facilities in New Jersey, New York and Ohio with leases expiring on January 31, 2009, November 30, 2009 and November 30, 2007, respectively. Rent expense for the years ended December 31, 2006 and 2005 was $115,963 and $47,006, respectively.

         Minimum future rental payments under non-cancelable operating leases for the years ended December 31 are as follows:

          2007          $126,928
          2008           103,024
          2009            67,349
          2010            16,172
          2011                --
                        --------
                        $313,473
                        ========

         Included in future minimum rental payments are lease payments related to a second facility in New Jersey under an operating lease that was entered into subsequent to year-end, but before the issuance of these financial statements.

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------


10.      INCOME TAXES

         Income tax benefit is summarized as follows for the years ended December 31:

                                                  2006                  2005

          Federal and state - current      $          --         $         --
          Deferred                                    --                   --
                                           ---------------       --------------
          Provision for income taxes       $          --         $         --
                                           ===============       ==============

         The details of deferred income tax assets are as follows:

                                                  2006                  2005

          Deferred income tax assets       $       169,600        $      53,600
          Valuation allowance                     (169,600)            (53,600)
                                           ---------------        -------------
          Deferred income tax assets - net $          --          $         --
                                           ===============        =============

         The principal temporary difference that gives rise to deferred income tax assets is net operating loss carryforwards.

         At December 31, 2006 and 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $424,000 and $134,000, respectively expiring through 2012. Utilization of such net operating losses could be limited under the Internal Revenue Code.

11.      STOCK OPTION PLAN

         The Company maintains a non-qualified stock option plan (the "Plan") that provides for the awarding of stock options to selected employees and non-employees. Options granted under the Plan become vested 50% one year from the date of grant and in full two years from the date of grant. Options are exercisable immediately upon vesting. No shares are reserved for the Plan and all shares are expected to be issued from authorized shares not yet outstanding, or from Treasury Stock, if available.

         The Company estimated the fair value of each option award on the date of grant using the BSM valuation model. Assumptions about stock-price volatility have been estimated by management based upon the implied volatilities of publicly traded companies within the industry. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Forfeitures were estimated as management's best approximation.

         The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the periods presented:


                                                                            DECEMBER 31,
                                                                      2006               2005
                                                                    --------           --------
          Risk-free interest rate                                       4.90%              2.97%
          Expected volatility                                            150%               150%
          Expected life (in years)                                        10                 10
          Weighted-average estimated fair value of options
               granted during the year                              $   1.59          $    0.44

VISUAL MANAGEMENT SYSTEMS HOLDING, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------


         The following table summarizes the activity under the Plan:

                                                                                 OPTIONS OUTSTANDING
                                                          ------------------------------------------------------------------
                                                                              WEIGHTED-        WEIGHTED-
                                                                               AVERAGE          AVERAGE          AGGREGATE
                                                            NUMBER OF         EXERCISE         REMAINING         INTRINSIC
                                                             SHARES             PRICE         TERM (YRS.)          VALUE
                                                          -------------    -------------      -----------     -------------
         Balance, January 1, 2005                                    --    $         --                --     $          --
              Granted                                         1,410,000             1.25
              Exercised                                              --               --
              Lapsed                                                 --               --
         Balance, December 31, 2005                           1,410,000             1.25             9.50           618,567
                                                          -------------    -------------
              Granted                                           440,000             1.25
              Exercised                                              --               --
              Lapsed                                                 --               --
                                                          -------------    -------------
         Balance, December 31, 2006                           1,850,000             1.25             8.75         1,318,427
                                                          =============    =============

12.      SUBSEQUENT EVENT

         In January 2007, the Company entered into employment agreements with certain of its executive officers, which provide for compensation in the form of salaries, performance based bonuses and salary escalations and stock options.

         On July 17, 2007, the Company was merged with and into VMS Acquisition Corp., a New Jersey Corporation, and became a wholly-owned subsidiary of Visual Management Systems, Inc., a Nevada Corporation (formely Wildon Production, Inc.), a publicly traded entity subject to the provisions of the Public Company Accounting Oversight Board. As a result of the merger, each outstanding share of the Company's common stock was converted into 0.50 shares of common stock of Visual Management Systems, Inc.

13.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         The statements of cash flows for the years ended December 31, 2006 and 2005 contains cash paid for interest amounting to $55,157 and $29,264, respectively.

         During 2006 and 2005, the Company incurred $104,848 and $106,799, respectively, in debt in connection with the financing of additions to property and equipment.

         During 2006 and 2005, the Company incurred $8,000 and $29,248, respectively, in capital leases payable in connection with the financing of additions to equipment under capital lease.

         During 2006, $375,000 in convertible notes payable were converted into 315,000 shares of the Company's common stock.

         During 2005, $300,000 in convertible notes payable were converted into 240,000 shares of the Company's common stock.